Exhibit 10.3

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of November 24, 2009 (the “Agreement”), is among JohnsonDiversey Holdings, Inc., a Delaware corporation (the “Company”), JohnsonDiversey, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company (together with the Company, the “Company Entities”) and Commercial Markets Holdco, Inc., a Wisconsin corporation (“CMH”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company has filed a Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Secretary of State of the State of Delaware.

B. The Company, CMH, CDR Jaguar Investor Company, LLC (“CD&R Investor”), and SNW Co., Inc. (“SNW”) have entered into the Investment and Recapitalization Agreement, dated as of October 7, 2009 (as such agreement may be amended from time to time, the “Investment Agreement”), pursuant to which (i) CD&R Investor and CDR F&F Jaguar Investor, LLC (“CD&R F&F Investor”, together with CD&R Investor, the “CD&R Investor Parties”) purchased and acquired from the Company, and the Company issued and sold to the CD&R Investor Parties, an aggregate of 47,700,000 shares of Class A Common Stock, representing 45.9% of all of the issued and outstanding shares of the Company’s capital stock as of the date hereof assuming exercise of the Unilever Warrant (such purchase and sale, the “CD&R Investment”), (ii) as a result of the entry into force of the Amended Charter, all the shares of the Company’s former Class A common stock owned by CMH, without any action on the part of CMH, have been reclassified as shares of Class A Common Stock, with the voting rights and such other rights, preferences, privileges, limitations and restrictions as are set forth in the Amended Charter, representing 49.1474% of all of the issued and outstanding shares of the Company’s capital stock as of the date hereof assuming exercise of the Unilever Warrant and (iii) SNW purchased and acquired from the Company, and the Company issued and sold to SNW, 990,000 shares of Class A Common Stock, representing 0.9526% of all of the issued and outstanding shares of the Company’s capital stock as of the date hereof assuming exercise of the Unilever Warrant (such issuances and reclassification of Class A Common Stock, the “Initial Investment Agreement Offering”).

C. The Company, CMH, Unilever N.V., Marga B.V. and Conopco, Inc. have entered into the Redemption Agreement, dated as of October 7, 2009 (as amended by Amendment No. 1 thereto, dated as of November 20, 2009, and as such agreement may be further amended from time to time, the “Redemption Agreement”), pursuant to which the Company has caused all the shares of the

Company’s former Class B common stock owned by Unilever to be redeemed in exchange for cash and a warrant (the “Unilever Warrant”) to purchase Class A Common Stock representing a 4.0% interest in the Company as of the date hereof assuming the exercise of the Unilever Warrant (such purchase and sale, the “Unilever Redemption”).

D. In connection with the transactions contemplated by the Investment Agreement and the Redemption Agreement, the Company and/or one or more of its wholly owned Subsidiaries have obtained the Debt Financing (as defined in the Investment Agreement) and the Company issued and sold an aggregate of $250,000,000 principal amount of 10.50% Senior Notes due 2020 (collectively, the “Financing”).

E. Concurrently with the execution and delivery of this Agreement, the Company, CMH, CD&R Investor, CD&R F&F Investor and SNW have entered into a Stockholders Agreement (as the same may be amended from time to time in accordance with its terms, the “Stockholders Agreement”), dated as of the date hereof, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of shares of the Company’s Common Stock under certain circumstances.

F. The Company or one or more of its Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities or instruments (such offerings, collectively, the “Subsequent Offerings”), including without limitation (x) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares or other equity-linked instruments to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (y) one or more offerings of debt securities or instruments for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities or instruments of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and the Amended Charter.

G. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by CMH or its related Persons or Affiliates under applicable securities laws or otherwise in connection with the Offerings or relating to other actions or omissions of or by members of the Company Group, and the parties hereto accordingly wish to provide for CMH and certain of its related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

H. The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii).

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Amended Charter” has the meaning set forth in the Recitals.

(d) “CD&R F&F Investor” has the meaning set forth in the Recitals.

(e) “CD&R Investment” has the meaning set forth in the Recitals.

(f) “CD&R Investor” has the meaning set forth in the Recitals.

(g) “CD&R Investor Group Member” has the meaning given to such term in the Amended Charter.

(h) “CD&R Investor Parties” has the meaning set forth in the Recitals.

(i) “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(j) “Class A Common Stock” means the Class A common shares, par value $0.01 per share, of the Company.

(k) “Class B Common Stock” means the Class B common shares, par value $0.01 per share, of the Company.

(l) “CMH” has the meaning set forth in the Preamble.

(m) “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(n) “Common Stock” means the Class A Common Stock and the Class B Common Stock, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

(o) “Company” has the meaning set forth in the Preamble.

(p) “Company Entities” has the meaning set forth in the Preamble.

(q) “Company Group” means the Company and each of its Subsidiaries.

(r) “Control” of any Person means the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, as general partner, or otherwise).

(s) “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required by applicable law and this Agreement in connection with indemnification and the decision as to the applicable standard of conduct.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(v) “Financing” has the meaning set forth in the Recitals.

(w) “Indemnifying Party” has the meaning set forth in Section 2(a).

(x) “Indemnitee” means CMH and its Affiliates (other than any member of the Company Group and S.C. Johnson & Son, Inc. and its Subsidiaries, including SNW), their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, and each other person who is or becomes, at the request of CMH or its Permitted Transferees, a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts. Notwithstanding the foregoing, a Johnson Family Member shall be deemed to be an Indemnitee for purpose of this Agreement solely with respect to (x) its capacity as a direct or indirect holder of CMH capital stock or (y) his or her acting as an officer or director of the Company or its Subsidiaries after the Closing.

(y) “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 4(e), that has not otherwise performed any services for any member of the Company Group, for any Indemnitee or for any CD&R Investor Group Member within the last three years (other than with respect to matters concerning the rights of an Indemnitee under this Agreement or of other indemnitees under indemnity agreements similar to this Agreement).

(z) “Initial Investment Agreement Offering” has the meaning set forth in the Recitals.

(aa) “Investment Agreement” has the meaning set forth in the Recitals.

(bb) “JAMS Comprehensive Rules” has the meaning set forth in Section 7(a).

(cc) “JAMS Streamlined Rules” has the meaning set forth in Section 7(a).

(dd) “Johnson Family Member” has the meaning given to such term in the Investment Agreement.

(ee) “Management Offering” has the meaning set forth in the Recitals.

(ff) “Notice of Advances” has the meaning set forth in Section 4(b).

(gg) “Notice of Claim” has the meaning set forth in Section 4(a).

(hh) “Notice of Payment” has the meaning set forth in Section 4(c).

(ii) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive, consequential, special and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(jj) “Offerings” means the Initial Investment Agreement Offering, any Management Offering, any Redemption and any Subsequent Offering.

(kk) “Permitted Transferee” has the meaning given to such term in the Stockholders Agreement.

(ll) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(mm) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(nn) “Redemption” has the meaning set forth in the Recitals.

(oo) “Redemption Agreement” has the meaning set forth in the Recitals.

(pp) “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, final, free writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Offering or used to offer or confirm sales of their respective securities or instruments in any Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with the Transactions or any Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with the Transactions or any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr) “SNW” has the meaning set forth in the Recitals.

(ss) “Stockholders Agreement” has the meaning set forth in the Recitals.

(tt) “Subsequent Offerings” has the meaning set forth in the Recitals.

(uu) “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(vv) “Transactions” means the CD&R Investment, the Initial Investment Agreement Offering, the Unilever Redemption, the Financing and the other transactions contemplated by the Investment Agreement and Redemption Agreement.

(ww) “Unilever Redemption” has the meaning set forth in the Recitals.

(xx) “Unilever Warrant” has the meaning set forth in the Recitals.

2. Indemnification.

(a) Each of the Company Entities (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i) from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with the Unilever Redemption, the CD&R Investment, the Financing, any other Transactions, any Offering, any Related Document or any of the transactions contemplated thereby or (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur; and

(ii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request or for the benefit of such corporation as a director, officer, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment or reimbursement by any Indemnitee, pursuant to indemnification arrangements or otherwise, of any Obligations contemplated in the foregoing clauses (A) or (B) of this Section 2(a)(ii);

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement; provided that no Indemnifying Party shall be obligated to indemnify and hold harmless an Indemnitee under this Section 2(a) in respect of a Claim determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from such Indemnitee’s willful fraud.

(b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, or any allegation thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Company Entities, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of Expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporation Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the Person presiding over such Proceeding determines that (i) material assertions made by such Indemnitee in such Proceeding were in bad faith or were frivolous or (ii) as a matter of applicable law, such Expenses must be limited in proportion to the success achieved by such Indemnitee in such Proceeding and the efforts required to obtain that success, as determined by such presiding Person.

3. Contribution.

(a) If for any reason any Indemnifying Party is prohibited from fully indemnifying any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the actual or alleged inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, CMH (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (a “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CMH thereof; provided the failure or delay of CMH or such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to CMH (or if given by such Indemnitee, such Indemnitee) relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CMH (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to CMH, subject to the right of CMH to undertake such defense as hereinafter provided. CMH may participate in such defense with counsel of CMH’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after CMH (or if given by such Indemnitee, such Indemnitee) has given the Notice of Claim, or in the event that CMH shall in good faith determine that the defense of any Claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including, without limitation, Claims brought by or on behalf of any member of the Company Group), CMH may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of CMH, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld or delayed. In each case, CMH and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CMH or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CMH or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b) CMH shall notify the Indemnifying Parties in writing of the amount requested for advances (a “Notice of Advances”). Each of the Indemnifying Parties, jointly and severally, agrees to advance all reasonable Expenses incurred by CMH (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by the Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses upon receipt of an undertaking by or on behalf of CMH or such Indemnitee to repay amounts so advanced if it shall ultimately and finally be determined, including through all challenges, if any, to the award rendered therein, that CMH or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement. Such repayment undertaking shall be unsecured and shall not bear interest. No Indemnifying Party shall impose on any Indemnitee additional conditions to advancement or require from such Indemnitee additional undertakings regarding repayment. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c) CMH shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by CMH or any Indemnitee on whose behalf CMH is acting (a “Notice of Payment”). The amount of any Claim actually paid by CMH or such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to CMH or such Indemnitee. The Indemnifying Parties shall make indemnification payments to CMH no later than 30 days after receipt of the Notice of Payment.

(d) Determination. The members of the Company Group intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with (i) indemnification of any Indemnitee other than a director or officer of the Company Group in connection with a Claim against such Indemnitee acting in such capacity (and then, only to the extent required by applicable law), (ii) advancement of Expenses pursuant to Section 4(b), (iii) indemnification for Expenses incurred as a witness, or (iv) any Claim or portion thereof with respect to which an Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of an Indemnitee, and any such Determination, shall be made within 30 days after receipt of a Notice of Claim, as follows:

(i) except as provided under clause (ii) of this Section 4(d), (x) by a majority vote of the directors of the Company who are designated pursuant to Sections 2.1(a)(iii) and (iv) of the Stockholders Agreement, even though less than a quorum, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Indemnifying Party and such Indemnitee; and

(ii) if CMH and its Affiliates no longer have the right to appoint directors pursuant to Section 2.1(a)(iv) of the Stockholders Agreement, by Independent Legal Counsel in a written opinion to the Indemnifying Party (or its successor) and such Indemnitee.

The Indemnifying Parties shall pay all expenses incurred by Indemnitee in connection with any required Determination.

(e) Independent Legal Counsel. Independent Legal Counsel shall be selected by a majority vote of the directors of the Company who are designated pursuant to Sections 2.1(a)(iii) and (iv) of the Stockholders Agreement, even though less than a quorum, and approved by CMH or an Indemnitee (which approval shall not be unreasonably withheld or delayed); provided that if CMH and its Affiliates no longer have the right to appoint directors pursuant to Section 2.1(a)(iv) of the Stockholders Agreement, Independent Legal Counsel shall be selected by CMH or an Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Indemnifying Parties shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

(f) Consequences of Determination; Remedies of Indemnitee. The Indemnifying Parties shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason any Indemnifying Party does not make timely indemnification payments or advances of expenses, CMH or an Indemnitee shall have the right to commence a Proceeding to challenge such Adverse Determination and/or to require such Indemnifying Party to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 2 and to have such Expenses advanced by the Company in accordance with Section 4(b). If CMH or an Indemnitee fails to timely challenge an Adverse Determination, or if CMH or an Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment in such Proceeding from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, no Indemnifying Party shall be obligated to indemnify or advance Expenses to such Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any Person:

(i) It shall be a presumption that a Determination is not required.

(ii) It shall be a presumption that an Indemnitee has met the applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(iii) The burden of proof shall be on the Indemnifying Parties to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Indemnifying Parties establish that there is no reasonable basis to support it.

(iv) The termination of any Proceeding by judgment, order, finding, award, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v) Neither the failure of any Person or Persons to have made a Determination nor an Adverse Determination by any Person or Persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 4(f) shall be de novo with respect to all determinations of fact and law.

5. Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument, by-law, insurance policy or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that to the extent that an Indemnitee is entitled to be indemnified by the Indemnifying Parties under this Agreement and by any other Indemnitee under any other agreement, document, certificate, by-law or instrument, the obligations of the Indemnifying Parties hereunder shall be primary, and the obligations of such other Indemnitee secondary, and the Indemnifying Parties shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee. Notwithstanding the foregoing, any Indemnitee may choose to seek indemnification from any potential source of indemnification regardless of whether such indemnitor is primary or secondary. An Indemnitee’s election to seek advancement of indemnified sums from any secondary indemnifying party will not limit the right of such Indemnitee, or any secondary indemnitor proceeding under subrogation rights or otherwise, from seeking indemnification from the Indemnifying Parties to the extent that the obligations of the Indemnifying Parties are primary. The rights of each Indemnitee and the obligations of each Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers. Further, after any Indemnitee no longer serves as an officer or director of the Company for any reason, the Company will use its commercially reasonable efforts to continue to cover such Indemnitee as a named insured under the Company’s insurance policy or policies providing directors’ and officers’ liability insurance for a period of time that shall commence on the date of such termination and end on the date that is the sooner of (a) six years after the date of such termination and (b) the date on which the Company ceases to maintain an insurance policy providing directors’ and officers’ liability insurance. No Indemnifying Party shall seek or agree to any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a) If to any Company Entity, to:

JohnsonDiversey Holdings, Inc.

8310 16th Street

Sturtevant, WI 53177

Attention: General Counsel

Fax: (262) 631-4021

with a copy to (which shall not constitute notice):

Jones Day

77 West Wacker Drive

Chicago, IL 60601

Attention: Elizabeth C. Kitslaar, Esq.

Fax: (312) 782-8585

(b) If to CMH, to:

Commercial Markets Holdco, Inc.

c/o Johnson Keland Management, Inc.

555 Main Street, Suite 500

Racine, WI 53403-4616

Attention: President

Fax: (262) 260-6165

or to such other address or such other person as the Company Entities or CMH shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

McDermott Will & Emery LLP

227 W. Monroe Street

Chicago, Illinois 60606

Attention: William J. Butler, Esq.

                  Helen R. Friedli, P.C.

Fax: (312) 984-7700

7. Arbitration

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS

Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within 30 days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. Subject to Section 2(c), the arbitrator may, in the award, allocate all or part of the fees incurred in and costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law or applicable legal process, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

9. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10. Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to CMH and its counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of CMH. Insofar as any Indemnitee transfers all or substantially all of its assets to a third party, such third party shall thereupon be deemed an additional Indemnitee for all purposes of this Agreement, with the same effect as if it were a signatory to this Agreement in such capacity.

11. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee (each of whom is an intended third party beneficiary of this Agreement). No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any member of the Company Group and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the members of the Company Group hereunder shall be primary and the obligations of such other

Indemnitee or insurer secondary, and (ii) no member of the Company Group shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

COMMERCIAL MARKETS HOLDCO, INC.

By:	/s/ S. Curtis Johnson
	Name:	S. Curtis Johnson
	Title:	Chairman

JOHNSONDIVERSEY HOLDINGS, INC.

By:	/s/ Joseph F. Smorada
	Name:	Joseph F. Smorada
	Title:	Executive Vice President and Chief Financial Officer

JOHNSONDIVERSEY, INC.

By:	/s/ Joseph F. Smorada
	Name:	Joseph F. Smorada
	Title:	Executive Vice President and Chief Financial Officer